SFSB Holding Company                    Subject: Special Meeting of Stockholders
900 Saxonburg Boulevard
Pittsburgh, Pennsylvania 15223          Contact: Barbara J. Mallen
                                                 President
                                                 (412) 487-4200

                                        Date:    January 31, 2003




[LOGO]

FOR IMMEDIATE RELEASE
---------------------

     SFSB Holding Company Shareholders Approve Plan with Laurel Capital Group, Inc.

     Pittsburgh, Pennsylvania - SFSB Holding Company, the parent savings and loan holding company of Stanton Federal Savings Bank, Pittsburgh, Pennsylvania, announced that its Special Meeting of Stockholders was held today. At the meeting, stockholders approved the Agreement and Plan of Reorganization with Laurel Capital Group, Inc. and Laurel Savings Bank. Pursuant to the Agreement, Stanton Federal Savings Bank will be merged into Laurel Savings Bank.

     The Reorganization is expected to close during the first quarter of 2003. The Company's common stock is traded on the over-the-counter ("OTC") bulletin board under the symbol "SFSH".